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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

                        SUN INTERNATIONAL HOTELS LIMITED
             (Exact name of registrant as specified in its charter)

         COMMONWEALTH OF THE BAHAMAS                            98-0136554
  (State of incorporation or organization)          I.R.S. Employer Identification No.
 CORAL TOWERS, PARADISE ISLAND, THE BAHAMAS
  (Address of principal executive offices)                       Zip Code

                  RESORTS INTERNATIONAL HOTEL FINANCING, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                      65-0461729
  (State of Incorporation or organization)          I.R.S. Employer Identification No.
  4651 SHERIDAN STREET, HOLLYWOOD, FLORIDA                         33021
  (Address of principal executive offices)                       Zip Code

Securities to be registered pursuant to Section 12(b) of the Act:

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
TITLE OF EACH CLASS                                     NAME OF EACH EXCHANGE ON
TO BE SO REGISTERED                                     WHICH EACH CLASS IS TO BE REGISTERED
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
Units, each consisting of .1928 of one Ordinary Share,  American Stock Exchange
par value $.001 per share, of Sun International Hotels
Limited and $1,000 principal amount of 11.375% Junior
Mortgage Notes due 2004 issued by Resorts
International Hotel Financing, Inc. and guaranteed by
Resorts International Hotel, Inc.

    If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /

    If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box. / /

Securities to be registered pursuant to Section 12(g) of the Act:

    None.

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED

    Griffin Gaming & Entertainment, Inc. ("GGE") and Resorts International Hotel
Financing, Inc. ("RIHF") had previously registered certain Units, each Unit consisting of one share of Class B Common Stock, par value $.01 per share ("GGE
Class B Common Stock"), of GGE and $1,000 principal amount of 11.375% Junior
Mortgage Notes due 2004 ("Junior Mortgage Notes") issued by RIHF.

    On August 19, 1996, Sun International Hotels Limited ("Sun"), GGE and Sun
Merger Corp., a wholly-owned subsidiary of Sun ("Sub"), entered into an Agreement and Plan of Merger dated as of August 19, 1996, as amended on October
10, 1996 (the "Merger Agreement"), providing, among other things, for the merger
(the "Merger") of Sub with and into GGE whereupon GGE will become a wholly-owned subsidiary of Sun.

    In connection with the Merger, each share of GGE Class B Common Stock will be converted into the right to receive .1928 of an Ordinary Share, par value
$.001 per share ("Sun Ordinary Shares"), of Sun. Accordingly, upon the effectiveness of the Merger, each Unit registered hereunder will consist of
 .1928 of a Sun Ordinary Share and $1,000 principal amount of Junior Mortgage
Notes.

    The information called for by this item is incorporated by reference to (a) with respect to the Junior Mortgage Notes, the information set forth under the caption "Description of New RIHF Junior Mortgage Notes" in the Registration
Statement, as amended, on Form S-4 (Registration No. 33-50733) filed on February
1, 1994 with the Securities and Exchange Commission (the "Commission") under the
Securities Act of 1933 (the "Act"), as amended, and (b) with respect to the Sun
Ordinary Shares, the information set forth under the captions "THE MERGER
AGREEMENT--Conversion of GGE Class B Stock", "DESCRIPTION OF SUN CAPITAL
STOCK--Ordinary Shares" and "COMPARISON OF THE RIGHTS OF SUN SHAREHOLDERS AND
GGE STOCKHOLDERS" in the Registration Statement, as amended, on Form F-4
(Registration No. 333-15409) filed on November 1, 1996 with the Commission under the Act.

ITEM 2. EXHIBITS

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
Exhibit 1  Form of Indenture among Resorts International Hotel Financing, Inc., as issuer, Resorts International Hotel, Inc. as guarantor, and U.S.
           Trust Company of California, N.A. as trustee, with respect to the
           11.375% Junior Mortgage Notes due 2004 (Incorporated by reference to
           Exhibit 4.05 to the Registration Statement on Form S-4 (Registration
           No. 33-50733))

Exhibit 2  Form of 11.375% Mortgage Note due 2004 (included in Exhibit 1).

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                                   SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.

                                SUN INTERNATIONAL HOTELS LIMITED

Dated: December 16, 1996        By:  /s/ CHARLES D. ADAMO
                                     ------------------------------------------
                                     Name: Charles D. Adamo
                                     Title: Executive Vice President-General
                                     Counsel

                                RESORTS INTERNATIONAL HOTEL FINANCING, INC.

Dated: December 16, 1996        By:  /s/ MATTHEW B. KEARNEY
                                     ------------------------------------------
                                     Name: Matthew B. Kearney
                                     Title: President

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